Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of July 31, 2013, by and between Arista Power, Inc., a New York corporation (the “Company”), and the subscribers set forth on the signature pages affixed hereto (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS:

A.           The Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B.           The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to each Subscriber, as provided herein, and each Subscriber shall (i) purchase from the Company that number of shares of the Company’s common stock, par value $0.002 per share (the “Common Stock”), as is set forth on each such Subscriber’s signature page hereto (collectively, the “Common Shares”), at a price per share equal to $0.25 (as may be adjusted herein after the date of this Agreement, the “Per Share Purchase Price,” and such amounts in the aggregate for all Common Shares purchased hereunder, the “Purchase Price”)(as may be adjusted herein after the date of this Agreement, the “Per Share Purchase Price” and (ii) shall be issued a warrant, in the form attached hereto as Exhibit A (each a “Warrant” and collectively, the “Warrants”), to purchase that number of shares of Common Stock as is equal to fifty percent (50%) of the number of Common Shares purchased by each such Subscriber hereunder(the “Warrant Calculation”). Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares.” The Common Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The issuance and sale of the Common Shares and the Warrants is referred to herein as the “Offering” and this Agreement and the Warrants are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           Sale and Purchase; Closing Date.  The consummation of the transactions contemplated herein shall take place remotely by exchange of documents and signature pages via facsimile or electronic mail, coordinated from the offices of the Company, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement (the “Closing” and the date thereof, the “Closing Date”). Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date the Subscribers shall purchase and the Company shall sell to the Subscribers the Common Shares and Warrants as described in this Agreement.

2.           Closing Conditions. The Closing hereunder is subject to the following conditions being met:

(a)           each Subscriber’s representations and warranties being accurate and true in all material respects as of the Closing Date (unless as of a specific date therein in which case they shall be accurate and true as of such date);

(b)           the performance in all material respects of all obligations, covenants and agreements of each Subscriber and the Company that are required to be performed at or prior to the Closing Date; and

(c)           each Subscriber shall have delivered, or caused to be delivered, such Subscriber’s Purchase Price, as is set forth on such Subscriber’s signature page hereto, to the Company, by wire transfer of immediately available funds, to an account designated by the Company in writing to the Subscribers.

3.           Issuance of Common Shares and Warrants.  On the Closing Date and against receipt of the Purchase Price payable pursuant to Section 2(c) from each Subscriber (which each Subscriber agrees to pay subject to the Company’s satisfaction of the conditions set forth in Section 2(a) through (b)), the Company shall deliver, or cause to be delivered, to each such Subscriber, a stock certificate of the Company certifying that such Subscriber is the holder of record of the number of shares of Common Stock equal to the number of “Common Shares” set forth opposite such Subscriber’s name on the signature pages hereto, and a warrant (in the form of the Warrants) representing the right to acquire the number of “Warrant Shares” set forth opposite such Subscriber’s name on the signature pages hereto.

4.           Subscriber Representations and Warranties. Each of the Subscribers hereby severally and not jointly represents and warrants to and agrees with the Company that as of the date hereof and as of the Closing Date:

(a)           Information on Subscriber. Such Subscriber is, and will be at the time of any exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Subscriber has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit B (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding such Subscriber is true and complete in all respects. Except as disclosed in the Investor Questionnaire, such Subscriber has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Subscriber to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

(b)           Purchase of Securities. On the Closing Date, such Subscriber will purchase the Securities for such Subscriber’s own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(c)           Compliance with 1933 Act; Reliance on Exemptions. Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Subscriber understands and agrees that the Securities are being offered and sold to such Subscriber in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities.

(d)           Communication of Offer. Such Subscriber is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement (“General Solicitation”).

(e)           Restricted Securities. Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. Affiliate includes each Subsidiary of the Company.  For the purposes of this Agreement, a “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. For purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

5.           Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that as of the date hereof and as of the Closing Date:

(a)           Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association, joint venture, or other entity that is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b)           Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and, as of the Closing Date, the Warrants will be duly authorized, executed and delivered by the Company. This Agreement and, as of the Closing Date, the Warrants will be, valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

(c)           Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, except as would not otherwise have a Material Adverse Effect. The Transaction Documents and the Company’s performance of its obligations hereunder and thereunder have been approved by the Company’s Board of Directors.

(d)           No Violation or Conflict. Assuming the representations and warranties of each Subscriber in Section 4 are true and correct in all material respects, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under the Transaction Documents will (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement in each case to which the Company is a party, except in each case of clause (B), (C) or (D) the violation, conflict, breach, or default of which would not have a Material Adverse Effect; (ii) result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or (iii) result in the triggering of any rights of first refusal, participation rights, piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company or pursuant to any agreement with the Company.

(e)           The Securities. The Securities upon issuance in accordance with the terms of the Transaction Documents (i) will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws and as provided in the Transaction Documents; (ii) will be duly and validly issued, fully paid and non-assessable; (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and (iv) assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(f)           DTC Status. The Company’s transfer agent (the “Transfer Agent”) is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

(g)           Solvency. Based on the financial condition of the Company, immediately following the Closing, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business as now conducted by the Company, and projected capital requirements and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(h)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(i)           No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf, has engaged in any form of General Solicitation in connection with the offer or sale of the Securities.

(j)           SEC Reports; Disclosure Materials; Shell Company. Since January 1, 2011, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Closing Date, the Company is not and was not a “shell company” nor a “former shell company” as those terms are employed in Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time (“Rule 144”).

(k)           Financial Statements. The consolidated financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment). Such consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(l)           Material Changes.  Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses  incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(m)           Material Non-Public Information. Except with respect to the transactions contemplated hereby that will be publicly disclosed, the Company has not provided any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information.

6.           Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. The Company will provide, at the Company’s expense, to the Subscribers, such legal opinions, if any, as are reasonably necessary and customary for the issuance or sale of any of the Securities either pursuant to a registartion statement or pursuant to an exemption  from registration, includng pursuant to Rule 144.

7.           Injunction Restraining Exercise of Warrant. In the event a Subscriber shall elect to exercise a Warrant or part thereof, the Company may not refuse exercise based on any claim that such Subscriber or anyone associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, a non-appealable injunction from a court made on notice to such Subscriber, restraining and or enjoining exercise of all or part of such Warrant has been sought and obtained by the Company or the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the aggregate purchase price of the Warrant Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent the judgment or decision is in Subscriber’s favor.

8.           Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a)           Transfer Restrictions.

(i)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Subscriber or in connection with a pledge as contemplated in Section 8(a)(ii), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor (at the Company’s expense) and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Subscriber under this Agreement.

(ii)           The Subscribers agree to the imprinting, so long as is required by this Section 8(a), of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Subscriber may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(iii)           Certificates evidencing the Common Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 8(a)(ii) hereof), (A) following any sale of such Common Shares or Warrant Shares pursuant to Rule 144, or (B) if such Common Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (C) following any sale of such Common Shares or Warrant Shares, pursuant to the plan of distribution in an effective registration statement (in compliance with any prospectus delivery requirements), or (D) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the “Removal Date”).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Removal Date, it will, no later than three (3) trading days following the delivery by a Subscriber to the Company or the Transfer Agent of a certificate representing Common Shares or Warrant Shares, as the case may be, issued with a restrictive legend, together with any reasonable certifications requested by the Company, the Company’s counsel or the Transfer Agent (such third (3rd) trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Subscriber a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 8. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Subscriber, at the request of the Subscriber, by crediting the account of the Subscriber’s prime broker with the Depository Trust Company System as directed by such Subscriber if the Transfer Agent is then a participant in such system and either (i) there is an effective registration statement permitting the resale of such Securities by the Subscriber (and the Subscriber provides the Company or the Company’s counsel with any requested certifications with respect to future sales of such Securities) or (ii) the shares are eligible for resale by the Subscriber without volume limitations and may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) of the 1933 Act.

(iv)           In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber unlegended Common Shares or Warrant Shares as required pursuant to this Agreement and after the Legend Removal Date such Subscriber, or a broker on such Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Shares or Warrant Shares that such Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to such Subscriber (in addition to any remedies available to or elected by such Subscriber) the amount by which (A) such Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the Common Shares or Warrant Shares delivered to the Company for reissuance as unlegended shares (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to Common Shares or Warrant Shares delivered to the Company for reissuance as unlegended shares having an aggregate purchase price of $10,000, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In. For purposes of this Agreement, the “purchase price” of a (A) Common Share shall be the Per Share Purchase Price and (B) Warrant Share shall be the Warrant Price (as defined in the Warrants).

(v)           In addition to such Subscriber’s other available remedies, the Company shall pay to such Subscriber, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Common Shares or Warrant Shares (based on the purchase price of such Common Shares and Warrant Shares, as set forth above) delivered for removal of the restrictive legend and subject to Section 8(a)(iii), $10 per trading day (increasing to $20 per trading day five (5) trading days after such damages have begun to accrue) for each trading day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Subscriber’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Subscriber shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(b)           Furnishing of Information; Public Information.

(i)           For so long as the Subscribers hold any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the 1934 Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act even if the Company is not then subject to the reporting requirements of the 1934 Act.

(ii)           For so long as the Subscribers hold any Securities, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Subscriber’s other available remedies, the Company shall pay to a Subscriber, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of such Subscriber’s Purchase Price on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the earlier of (A) the date such Public Information Failure is cured and (B) such time that such public information is no longer required for the Subscribers to transfer the Common Shares and Warrant Shares pursuant to Rule 144.  The payments to which a Subscriber shall be entitled pursuant to this Section 8(b)(ii) are referred to herein as “Public Information Failure Payments”.  Public Information Failure Payments shall be paid on the earlier of (Y) the last day of the calendar month during which such Public Information Failure Payments are incurred, and (Z) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured.  Nothing herein shall limit such Subscriber’s right to pursue actual damages for the Public Information Failure, and such Subscriber shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(c)           Stop Orders. For so long as the Subscribers hold any Securities, the Company will (i) provide notice to the Subscribers within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose and (ii) will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and if notice of such instruction is contemporaneously provided to the Subscribers.

(d)           Listing/Quotation. The Company shall promptly secure the quotation or listing of the Common Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Common Stock is quoted or listed and upon which such Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance). For so long as the Subscribers hold any Securities, the Company will maintain the quotation or listing of the Common Stock on the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Bulletin Board, the OTC QB Marketplace or the OTC QX Marketplace (or any successors to any of the foregoing) (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock is referred to as the “Trading Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market, as applicable, and will provide the Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Trading Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is the Trading Market.

(e)           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D as promulgated by the Commission under the 1933 Act. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Subscribers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Subscriber.

(f)           Market Regulations. If required, the Company shall notify the Commission, the Trading Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(g)           Reservation. Prior to the Closing, the Company undertakes to reserve on behalf of the Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 120% of the number of Warrant Shares issuable under the Warrants, as such amount may be adjusted as provided therein (the “Required Reservation”). If at any time while the Warrants are outstanding the Company has insufficient Common Stock reserved on behalf of the Subscribers in an amount less than 120% of the amount necessary for full exercise of the outstanding Warrants, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than twenty (20) business days after the first day the Company has less than the Required Reservation. The Company agrees to provide notice to the Subscribers not later than three (3) business days after the date the Company has less than the Required Reservation reserved on behalf of the Subscriber.

(h)           Variable Rate Transactions. For so long as the Subscribers hold any Securities, the Company shall be prohibited from effecting or entering into an agreement to effect the offer or sale to, or exchange with (or other type of distribution to) any third party, of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(i)           DTC Program. For so long as the Subscribers hold any Securities, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program.

(j)           Books and Records. For so long as the Subscribers hold any Securities, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis.

(k)           Confidentiality/Public Announcement. For so long as the Subscribers hold any Securities, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and a registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by the Subscribers or only to the extent required by law and then only upon not less than two (2) days prior notice to the Subscribers. Not later than four (4) business days after the Closing Date, the Company will file a Form 8-K describing the Offering as required by the 1934 Act. The Form 8-K will disclose the amount of Common Stock outstanding immediately after the Closing. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Common Share, Warrant or Warrant Share is held by any Subscriber, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within four (4) business days after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K. In the event that the Company believes that a notice or communication to a Subscriber contains material, nonpublic information relating to the Company or its Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to the Subscribers prior to delivery of such notice or information. Each Subscriber will be granted two business days to notify the Company that such Subscriber elects not to receive such information. In the case that a Subscriber elects not to receive such information, the Company will not deliver such information to such Subscriber. In the absence of any such Company indication, the Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(l)           Non-Public Information.  The Company covenants and agrees that except for the schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 8(j) above, neither it nor any other Person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 8(j) above. The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company agrees that any information known to any Subscriber not already made public by the Company may be made public and disclosed by such Subscriber.

(m)           Governmental Authorities. For so long as the Subscribers hold any Securities, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(n)           Notices. For so long as the Subscribers hold any Securities, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(o)           D&O Insurance. For so long as the Subscribers hold any Securities, the Company will maintain directors and officers insurance for its Board of Directors.

(p)           Purchase Price Reset.

(i)           From the date of this Agreement and untill the five (5) year anniversary of the Closing Date (the “Protection Period”), in the event that the Company issues or sells any shares of Common Stock or any Common Stock Equivalent (as defined below) pursuant to which shares of Common Stock may be acquired at a price less than the Per Share Purchase Price (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) (such lower price, the “Base Price” and such issuances, collectively, a “Dilutive Issuance”), then the Company shall promptly issue additional shares of Common Stock to each Subscriber, for no additional consideration, in an amount sufficient that the Purchase Price paid by such Subscriber hereunder for the Common Shares then held, when divided by the total number of Common Shares then held by such Subscriber plus those Common Shares issued as a result of the Dilutive Issuance will equal the Base Price (such adjustment, a “Dilution Adjustment”). Such Dilution Adjustment shall be made successively whenever such an issuance is made. Notwithstanding the foregoing, this Section 8(p) shall not apply in respect of an Exempt Issuance (as defined below). No adjustment shall be made hereunder which would require any Subscriber to surrender any shares of Common Stock to the Company.

(ii)           For the purposes of this Agreement, “Common Stock Equivalent” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(iii)           For the purposes of this Agreement, “Exempt Issuance” means the issuance of (A) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to any stock option plan of the Company in effect on the date hereof on the terms in effect on the date hereof, (B) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, (C) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities and (D) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation of all or substantially all of the assets, securities or business division of another entity so long as such issuances are not for the principal purpose of raising capital.

(q)           Additional Investment Right.

(i)           From the date hereof until the 18 month anniversary of the Closing Date, each Subscriber may, in its sole determination, (A) elect to purchase, severally and not jointly with the other Subscribers and in one or more purchases, additional shares of Common Stock, at the same per share purchase price and upon the same terms as the Common Shares purchased pursuant to this Agreement (the “Greenshoe Shares”), with an aggregate subscription amount for such Greenshoe Shares of up the original Purchase Price paid by such Subscriber hereunder, and (B) be issued warrants in the same form as the Warrants issued pursuant to this Agreement (the “Greenshoe Warrants” and such right to receive the Greenshoe Securities pursuant to this Section 8(q), the “Greenshoe Rights”) to purchase shares of Common Stock (the “Greenshoe Warrant Shares” and, together with the Greenshoe Shares and the Greenshoe Warrants, the “Greenshoe Securities”) in accordance with the Warrant Calculation in Section 3.  Other than as set forth above, the Greenshoe Securities shall be identical to the Securities.

(ii)           Any Greenshoe Right exercised by a Subscriber shall close within 5 trading days of a duly delivered exercise notice by the exercising party.  Any additional investment in the Greenshoe Securities shall be on terms identical to those set forth in the Transaction Documents, mutatis mutandis.  In order to effectuate a purchase and sale of the Greenshoe Securities, the Company and the Subscribers shall enter into a securities purchase agreement identical to this Agreement, mutatis mutandis and shall include updated representations and warranties.

(r)           Use of Proceeds.  The the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), or to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

9.           Registration Rights

(a)           As promptly as possible, and in any event on or prior to the thirtieth (30th) day after the Closing Date (the “Filing Date”), the Company shall prepare and file with the Commission a registration statement covering the resale of all Common Shares, Warrant Shares and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the 1933 Act and the 1934 Act) and shall contain (except if otherwise directed by the Subscribers or requested by the Commission) the “Plan of Distribution” in substantially the form attached hereto as Exhibit C.

(b)           The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the 90th day following the Closing Date (the “Required Effectiveness Date”), and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (the “Effectiveness Period”); provided that, upon notification by the Commission that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five (5) trading days after receipt of such notice and request that it become effective on 4:00 p.m. New York City time on the date the Registration Statement is declared effective by the Commission (the “Effective Date”) and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

(c)           The Company shall notify the Subscribers in writing promptly (and in any event within one trading day) after receiving notification from the Commission that the Registration Statement has been declared effective.

(d)           Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof (each, an “Event Payment Trigger Date”) until the applicable Event is cured, the Company shall immediately pay to each Subscriber an amount, as liquidated damages and not as a penalty, equal to one percent (1.0%) of such Subscriber’s Purchase Price; provided, however, that the Company shall not be liable for liquidated damages under this Agreement as to any Registrable Securities that (A) are not permitted by the Commission to be included in a Registration Statement because of its application of Rule 415 or (B) can be sold publicly without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144.  The payments to which a Subscriber shall be entitled pursuant to this Section 9(d) are referred to herein as “Event Payments.” Event Payments shall be paid to each Subscriber, at the option of such Subscriber, in either cash or such number of shares of Common Stock as is equal to the amount of the Event Payment due divided by (ii) ninety percent (90%) of the average of the VWAP (as defined below) for the five (5) trading days immediately preceding the applicable Event Payment Trigger Date. Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event.  All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month.

For such purposes, each of the following shall constitute an “Event”:

(i)           the Registration Statement is not filed on or prior to the Filing Date;

(ii)           the Registration Statement is not declared effective on or prior to the Required Effectiveness Date;

(iii)           after the Effective Date and during the Effectiveness Period, a Subscriber is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Subscriber) for ten (10) or more trading days (whether or not consecutive);

(iv)           the Common Stock is not listed or quoted, or is suspended from trading, on a Trading Market for a period of three trading days (which need not be consecutive trading days) during the Effectiveness Period; or

(v)           during the Effectiveness Period, the Company fails to have any Registrable Securities listed or quoted on a Trading Market.

(e)           The Company shall notify the Subscriber at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  At the request of the Subscriber, the Company shall also prepare, file and furnish to the Subscriber a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  The Subscriber agrees not to offer or sell any Registered Securities after receipt of such notification until the receipt of such supplement or amendment.

(f)           The Company may request the Subscriber to furnish the Company such information with respect to the Subscriber and the Subscriber’s proposed distribution of the Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the Commission in connection therewith, and the Subscriber agrees to furnish the Company with such information.

10.           Indemnification.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Subscriber, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Subscriber (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (z) the status of an Indemnified Party as the holder of Securities (unless, and only to the extent that, such action, suit or claim is based, including in part, upon a breach of such Subscriber’s representations, warranties or covenants under this Agreement or any conduct by such Subscriber that constitutes fraud, gross negligence or willful misconduct) or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Subscriber furnished in writing to the Company by such Subscriber for use therein, or to the extent that such information relates to such Subscriber or such Subscriber’s proposed method of distribution of the Registrable Securities and was reviewed and expressly approved by such Subscriber in writing expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Subscriber, and the Subscriber seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b)           Indemnification by Subscribers.  Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Company and its directors, officers, agents and employees to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Subscriber furnished to the Company by such Subscriber in writing expressly for use therein, or to the extent that such information relates to such Subscriber or such Subscriber’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Subscriber expressly for use in the Registration Statement (it being understood that the information provided by the Subscriber to the Company in or pursuant to this Agreement constitutes information reviewed and expressly approved by such Subscriber in writing expressly for use in the Registration Statement), such prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  If any action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing (a “Proceeding”) shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party).  It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)           Contribution.  If a claim for indemnification under Section 10(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 10(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 10(d), no Subscriber shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Subscriber from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that such Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

11.           Miscellaneous.

(a)           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (A) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (B) on the third (3rd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (1) if to the Company, to: Arista Power, Inc., 1999 Mt. Read Boulevard, Rochester, New York 14615, Attn: Chief Executive Officer, facsimile no.: (585) 243-4142 , with a copy to: Dov Schwell, Esq. Schwell Wimpfheimer & Associates, 1430 Broadway, Suite 1615, New York NY  10018, facsimile no. (646) 328-0795, and (2) if to the Subscribers, to: the addresses and fax numbers indicated on the signature pages hereto.

(b)           Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof. All exhibits and schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Subscriber (other than by merger). Any Subscriber may assign any or all of its rights under this Agreement to any Person to whom such Subscriber assigns or transfers any Securities, provided that the Company is provided prompt written notice of such assignment and, unless such assignment or transfer occurs after the legend set forth in Section 8(a)(ii) has been or may be removed or in connection with which the Securities will be issued or reissued without such legend, such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Subscribers.”

(c)           Amendments; Waivers. Except as otherwise set forth herein, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, by the Company and the Subscribers holding at least two-thirds in interest of the Common Shares then outstanding; provided that none of the Closing conditions in Section 2 that need to be satisfied by the Company nor any accrued interest or damages due a Subscriber hereunder may be waived, modified, supplemented or amended as against any one Subscriber without the prior written consent of such Subscriber; and provided, further than all waivers, modifications, supplements or amendments effected by less than all Subscribers impact all Subscribers in the same fashion. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)           Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(e)           Law Governing this Agreement; Consent to Jurisdiction. This Agreement and the other Transaction Documents shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Agreement and the other Transaction Documents shall brought in the state courts or federal courts located in New York County, New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted in compliance with this Section 11(e) and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement agree, with respect to the Transaction Documents, to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(f)           Specific Enforcement. The Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(g)           Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(h)           Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

(i)           Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(j)           Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule effective after the Closing Date that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(k)           Damages. In the event a Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages. In the event a Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, such Subscriber is granted the right in such Subscriber’s absolute discretion to proceed under such section as such Subscriber elects.

(l)           Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because the Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(m)           Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(n)           Certain Fees.

(i)           No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Subscribers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 11(n) that may be due in connection with the transactions contemplated by the Transaction Documents other than as a result of an agreement or other arrangement entered into by a Subscriber with a third party broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to such Subscriber’s activities in connection with the transactions contemplated by the Transaction Documents.

(ii)           The Company shall pay to Haynes and Boone, LLP (“H&B”) at the Closing (or no later than one (1) business day following the Closing Date), by wire transfer of immediately available funds to an account designated by H&B in writing prior to the Closing, an amount equal to $10,000 as reimbursement for legal fees and expenses rendered to Subscribers in connection with the transactions described in the Transaction Documents.

[Signature Pages Follow]

COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ARISTA POWER, INC.

By:
Name: William A. Schmitz
Title: Chief Executive Officer

SUBSCRIBER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Please acknowledge your acceptance of the foregoing Securities Purchase Agreement by signing and returning a copy to the undersigned together with the completed Investor Questionnaire, whereupon this Agreement shall become a binding agreement between us. Your signature below also constitutes your signature to the Investor Questionnaire you have delivered to the Company as of the date indicated below.

Name of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Subscriber Address for Notices:

Facsimile:

Subscriber’s Social Security Number or
Tax Identification Number (as applicable):

Purchase Price:

Common Shares to be purchased:

Number of Warrant Shares to be represented
By Warrant:

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF INVESTOR QUESTIONNAIRE

To:	Arista Power, Inc. (the “Company”)
1999 Mt. Read Boulevard
Rochester, New York 14615

The information in this Accredited Investor Questionnaire (this “Questionnaire”) is being furnished to allow the Company to confirm that the undersigned is an “accredited investor,” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”).

By signing the Securities Purchase Agreement to which this Questionnaire is attached, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Company’s securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all questions and complete this Questionnaire in full.

I.           The undersigned hereby represents that he, she or it is (please initial each category applicable to you in the space provided):

_____	(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

_____	(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_____	(3)	An insurance company as defined in Section 2(13) of the Securities Act;

_____	(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____	(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____	(6)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____	(7)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____	(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____	(9)
An organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

_____	(10)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____	(11)
A natural person whose individual net worth (total assets minus total liabilities), or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such person;

_____	(12)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

_____	(13)	An executive officer or director of the Company;

_____	(14)
An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list below the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

II.           Exceptions to the representations and warranties made in Section 4(e) of the Securities Purchase Agreement (if no exceptions, write “none” – if left blank, the response will be deemed to be “none”):

Exhibit C

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.